Exhibit 2.1
AGREEMENT AND PLAN OF REORGANIZATION

This AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”), dated as of October 1, 2014, is by and among Fuse Science, Inc., a Nevada corporation (the “Parent”), Spiral Acquisition Sub, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”) and Spiral Energy Tech, Inc., a Nevada corporation (the “Company”).  Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

BACKGROUND AND RECITALS

The Company has 15,144,885 shares of common stock outstanding (the “Company Shares”) after giving effect to the Cancellation Agreement, as defined below. In connection with a recapitalization of Parent, and subject to the terms and conditions of this Agreement, including without limitation the execution and delivery of the Constituent Agreements (as defined below), the parties hereto have agreed to effect the merger of Merger Sub with and into the Company (the “Merger”) pursuant to the terms of this Agreement, with Company remaining as the Surviving Company (as defined herein).

As a result of the Merger, among other effects, at the Effective Time of the Merger (as defined herein), (i) Fifty One Percent (51%) of the Company Shares issued and outstanding immediately prior to the Effective Time (calculated on a pro rata basis among the shareholders of the Company immediately prior to the Effective Time of the Merger) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist and certificates previously evidencing any such Company Shares shall thereafter represent the right to receive an aggregate of One Hundred and Fifty Million (150,000,000) newly issued shares of common stock, par value $0.001 per share, of the Parent, (the “Parent Common Stock”) or, at the election of any holder of the Company Shares who, as a result of receiving shares of Parent Common Stock in connection with the Merger would hold in excess of 5% of the issued and outstanding shares of Parent Common Stock, shares of Series C Convertible Preferred Stock, par value $0.001 per share, of the Parent, with such rights and limitations as set forth in the Certificate of Designations of Preferences, Rights and Limitations of Series C Convertible Preferred Stock, attached hereto as Exhibit A (the “Parent Preferred Stock”) (such shares of Parent Common Stock and Parent Preferred Stock issued in the Merger, if any, the “Parent Stock) (ii) Forty Nine (49%) of the Company Shares issued and outstanding immediately prior to the Effective Time (calculated on a pro rata basis among the shareholders of the Company immediately prior to the Effective Time of the Merger) shall remain outstanding and represent the right to receive shares of the Surviving Company equal to Forty Nine Percent (49%) of the issued and outstanding stock of the Surviving Company and (iii) each share of Merger Sub, par value $0.0001 per share, held by Parent immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the Parent, be converted into the right to receive 7,723,892 shares of the Surviving Company, which shall represent Fifty One Percent (51%) of the Surviving Company’s issued and outstanding common stock.

The Merger is intended to constitute a reorganization within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization or restructuring provisions as may be available under the Code.

The Board of Directors of each of the Parent and the Company has determined that it is desirable to effect this plan of reorganization and Merger.

Concurrent with and as a condition to the Merger, (i) the Parent will enter into an employment agreement with Ezra Green (“Green”), in the form attached as Exhibit B to serve as Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of Parent (the “Employment Agreement”), (ii) Green and the Incoming Directors (as defined herein) shall execute lockup agreements, in the form attached hereto as Exhibit C (the “Incoming Lockup Agreements”); (iii) the Outgoing Officers and Directors (as defined herein) shall execute lockups agreements, in the form attached hereto as Exhibit D (the “Outgoing Lockup Agreements”); (iv) the Parent and Brian Tuffin (“Tuffin”), the Parent’s current Chief Executive Officer and interim Chief Financial Officer, shall enter into the Severance Agreement, in the form attached hereto as Exhibit E (the “Tuffin Severance Agreement”);(v) the Parent, and the recipients of the Former Management Shares (as defined herein) (collectively, the “Indemnifying Individuals”) shall enter into an escrow agreement, in the form attached hereto as Exhibit F  (the “Escrow Agreement”) with a third party escrow agent pursuant to which the Indemnifying Individuals shall deposit certain securities of the Parent and cash into an escrow account (vi) the Parent and Jeanne Hebert, the Parent’s Senior Vice President of Marketing and Clinical Research and Secretary shall enter into a severance agreement in the form attached hereto as Exhibit G (the “Hebert Severance Agreement”); and (vii) the President of the Company will enter into a Cancellation Agreement in the form attached hereto as Exhibit H (the “Cancellation Agreement”). The Employment Agreement, the Incoming Lockup Agreements, the Outgoing Lockup Agreements, the Tuffin Severance Agreement, the Escrow Agreement, the Hebert Severance Agreement and the Cancellation Agreement shall collectively be referred to herein as the “Constituent Agreements”.

The Parties intend for the Merger to occur at a concurrent closing upon execution and delivery of this Agreement and the Constituent Agreements.

AGREEMENT

NOW THEREFORE, based on the foregoing premises and for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereto intending to be legally bound hereby agree as follows:

ARTICLE I

Exchange of Shares

SECTION 1.01  The  Merger. At the Closing (as defined in Section 1.05), subject to the terms and conditions of this Agreement, Merger Sub shall merge with and into the Company in accordance with applicable provisions of Nevada law, the separate existence of Merger Sub shall cease and the Company shall survive and continue to exist as a corporation under the Nevada Revised Statutes (the “NRS”) (the “Surviving Company”) under the name “Spiral Energy Tech, Inc.”. The Articles of Incorporation of the Company as on file with the Nevada Secretary of State and the Bylaws of Company, as in force and effect immediately prior to the Effective Time of the Merger, shall continue to be the Articles of Incorporation and Bylaws of the Surviving Company until duly amended in accordance with the provisions thereof and applicable law. The officers and directors of the Company shall be the officers and directors of the Surviving Company.

SECTION 1.02  Effect of the Merger.  At the Effective Time of the Merger, the effect of the Merger shall be as provided in the NRS.  Without limiting the generality of the foregoing, at the Effective Time of the Merger all the property, rights, privileges, powers and franchise of the Merger Sub shall vest in the Surviving Company, and all debts, liabilities and duties of the Merger Sub shall become the debts, liabilities and duties of the Surviving Company.

SECTION 1.03  Effective Time of the Merger.  The parties shall cause Articles of  Merger required by the NRS relating to the Merger in the form attached hereto as Exhibit I to be filed with the Secretary of State of the State of Nevada pursuant to the NRS on the Closing Date.  The Merger provided for herein shall become effective upon such filings or on such date as may be specified therein (the “Effective Time of the Merger”).

SECTION 1.04  Conversion of Company Shares.  At the Effective Time of the Merger, automatically by virtue of the Merger and without any action on the part of any Person: (i) Fifty One Percent (51%) of the Company Shares issued and outstanding immediately prior to the Effective Time of the Merger (calculated on a pro rata basis among the shareholders of the Company immediately prior to the Effective Time of the Merger after giving effect to the Cancellation Agreement), shall be cancelled and converted into the pro-rata portion of validly issued, fully paid, and non- assessable share of Parent Stock (150,000,000 shares) to be issued hereunder in connection with the Merger; (ii) Forty Nine (49%) of the Company Shares issued and outstanding immediately prior to the Effective Time of the Merger (calculated on a pro rata basis among the shareholders of the Company immediately prior to the Effective Time of the Merger) shall remain outstanding and represent the right to receive shares of the Surviving Company equal to Forty Nine Percent (49%) of the issued and outstanding stock of the Surviving Company and (iii) each share of Merger Sub, par value $0.0001 per share, held by Parent immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the Parent, be converted into the right to receive 7,723,892 shares of the Surviving Company, which shall represent Fifty One Percent (51%) of the Surviving Company’s issued and outstanding common stock. Certificates representing the Parent Stock shall be delivered to the shareholders of the Surviving Company at the Effective Time of the Merger pursuant to the terms of this Agreement.

SECTION 1.05  Closing.  The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transactions”) shall take place concurrently with the execution and delivery of this Agreement on such date, time and location as shall be mutually determined by the Company and Parent (the “Closing Date”).

ARTICLE II

Indemnification; Escrow

SECTION 2.01 Indemnification by Indemnifying Individuals.  At the Effective Time of the Merger, in accordance with the terms of the Escrow Agreement, Parent shall deliver to Sichenzia Ross Friedman Ference LLP, as escrow agent (the “Escrow Agent”), (i) the Former Management Shares (as defined herein) (the “Escrow Shares”); and (ii) Seventy Five Thousand Dollars ($75,000) in cash from the total amount payable pursuant to the terms of the Tuffin Severance Agreement (the “Escrow Cash” and, collectively with the Escrow Shares, the “Escrow Items”).  The Escrow Items shall be available to secure any claims that may arise with respect to (i) any breach of any representation or warranty of the Parent set forth in this Agreement; (ii) all Taxes to the extent resulting from or relating to the ownership, management or use of and the operation of the Parent prior to and including the Closing Date and (iii) any breach of any representation or warranty made to investors contained in those certain subscription agreements dated as of the date of this Agreement between the Parent and certain accredited investors and any transaction documents related thereto (the “Financing Documents”) entered into in connection herewith for the private placement of Parent’s securities, until the first (1st) anniversary of the Closing Date (“Escrow Period”).  In no event shall the indemnification obligations of the Indemnifying Individuals under this Agreement exceed the Escrow Items other than in the case of fraud or intentional misrepresentation.  The Escrow Shares shall not be available for sale, transfer or other disposition by the Indemnifying Individuals (as applicable) during the Escrow Period, without the consent of the parties to the Escrow Agreement and the Escrow Agent.  All claims made against the Escrow Items shall be paid pursuant to the terms of the Escrow Agreement first using the Escrow Cash and then the Escrow Shares.

SECTION 2.02  Indemnification.  Subject to the limitations set forth this Article II, the Indemnifying Individuals designated as such on the signature pages hereto (the “Management Indemnifying Parties”), agree to indemnify and hold harmless Parent, the Company, the Surviving Company and their respective directors, officers and affiliates and their successors and assigns (each an “Indemnified Party”) from and against any and all Losses of the Indemnified Parties, to the extent directly or indirectly resulting or arising from or based upon:  (i) any breach of any representation or warranty of the Parent set forth in this Agreement; (ii) all Taxes to the extent resulting from or relating to the ownership, management or use of and the operation of the Parent prior to and including the Closing Date and (iii) any breach of any representation or warranty contained in any Financing Document.  For purposes hereof, “Losses” shall be defined as “any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including but not limited to, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified person”.

SECTION 2.03  Limitations on Liability.  The obligations of the Management Indemnifying Parties under this Article II shall be subject to the following limitations:

(i)           Parent and Company waive, on behalf of itself and any Indemnified Party, any right to multiply actual damages or recover consequential, indirect, special, punitive or exemplary damages (including, without limitation, damages for lost profits or loss of business opportunity) arising in connection with or with respect to the indemnification provisions hereof or any right to recovery from any source other than the Escrow Items.  For the avoidance of doubt, the Management Indemnifying Parties’ indemnification obligation is limited to the Escrow Items, other than in the case of fraud or intentional misrepresentation.

(iii) In no event shall the Management Indemnifying Parties’ aggregate liability to any Indemnified Party under Article II exceed the after tax amount of such Claim and all Claims shall be net of any insurance proceeds reasonably expected to be received in respect of Losses subject to such Claim.  The Indemnified Parties shall use all reasonable efforts to collect any amounts available under applicable insurance policies with respect to Losses subject to a Claim.

SECTION 2.04                                Procedure.  An Indemnified Party shall give the Management Indemnifying Parties (each, an “Indemnifying Party”), as applicable, notice (a “Claim Notice”) of any matter which an Indemnified Party has determined has given or could reasonably give rise to a right of indemnification under this Agreement (a “Claim”), within forty-five (45) days of such determination; provided, however, that any failure of the Indemnified Party to provide such Claim Notice shall not release the Indemnifying Party from any of its obligations under this Article II except to the extent the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Article II except to the extent the Indemnifying Party is materially prejudiced by such failure.  Upon receipt of the Claim Notice, the Indemnifying Party shall be entitled to assume and control the defense of such Claim at its expense if it gives notice of its intention to do so to the Indemnified Party within ten (10) business days of the receipt of such Claim Notice from the Indemnified Party; provided, however, that (i) Indemnified Party must approve of the selection of legal counsel by Indemnifying Party, which approval shall not be unreasonably withheld, delayed or conditioned and (ii) if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its reasonable discretion, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party.  In the event the Indemnifying Party exercises the right to undertake any such defense against any such Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party.  Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party’s expense, all such witnesses, records, materials and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as is reasonably required by the Indemnified Party.  No such Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, delayed or conditioned so long as (a) there is no payment or other consideration required of the Indemnified Party and (b) such settlement does not require or otherwise involve any restrictions on the conduct of the business of the Indemnified Party.

SECTION 2.05                                Survival.  The representations and warranties of the Parent contained in this Agreement, including the Exhibits and the Schedules to this Agreement, shall survive the Closing until the first (1st) anniversary of the Closing Date.  An Indemnifying Party is not required to make any indemnification payment hereunder unless a Claim is delivered to the Indemnifying Party on or before 5:00 p.m. ET of the one year anniversary of the Closing Date, except with respect to Claims of fraud committed by the Indemnifying Party.  Any matter as to which a Claim has been asserted by a Claim Notice to the other party that is pending or unresolved at the end of any applicable limitation period shall continue to be covered by this Article II notwithstanding any applicable statute of limitations (which the parties hereby waive) until such matter is finally terminated or otherwise resolved by the parties under this Agreement or by a final, nonappealable judgment of a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

SECTION 2.06                                Notice by Indemnifying Party.  The Indemnifying Party agrees to notify the Indemnified Party of any liabilities, claims or misrepresentations, breaches or other matters covered by this Article II upon discovery or receipt of notice thereof (other than such claims from the Indemnified Party).

SECTION 2.07                                Exclusive Remedy.

  Other than rights to equitable relief, to the extent available under applicable law, each of the parties acknowledges and agrees that the sole and exclusive remedy for any Losses arising from Claims described in this Article II or any other Claims of every nature arising in any manner in connection with this Agreement, shall be indemnification in accordance with this Article II.

SECTION 2.08                                Mitigation

.  Prior to the resolution of any Claim for indemnification under this Agreement, the Indemnified Party shall utilize all commercially reasonable efforts, consistent with normal past practices and policies and good commercial practice, to mitigate such Losses.

SECTION 2.09                                Consequential and Other Damages

.  No party shall be liable for any lost profits or consequential, special, punitive, indirect or incidental Losses or damages in connection with this Agreement.

ARTICLE III

Representations and Warranties of the Company

The Company represents and warrants to the Parent as provided below, except as set forth in a schedule or the Registration Statement on Form S-1/A, as amended, filed with the Securities and Exchange Commission July 7, 2014 (collectively, the “Company Disclosure Schedule”) (it being understood and agreed that disclosure of any event, item or occurrence set forth in the Company Disclosure Schedule shall apply to, qualify or modify the Section or subsection to which it corresponds and each of the other Sections of this Agreement to the extent the relevance of such disclosure to such other Section or subsection is reasonably apparent from the text and nature of such disclosure). For purposes of this Agreement a “Company Material Adverse Effect” shall mean a sustained material adverse change or event in the business, results of operations, or financial condition of the Company or adversely affecting the ability of the Company to perform its obligations under this Agreement or on the ability of the Company to consummate the Transactions.  For purposes of this clause, a “Company Material Adverse Effect” shall not include any effects, events, developments or changes arising out of or resulting from (A) changes or conditions in the U.S. or global economy or capital or financial markets generally, including changes in interest or exchange rates, (B) changes in the industries in which the Company operates, (C) changes in general legal, tax, regulatory, political or general economic conditions affecting the Company in each case, proposed, adopted or enacted after the date hereof, or the interpretation or enforcement thereof, with the exception of any law that would prevent the business of the Company to be concluded in the ordinary course and in accordance with past practice or that would prevent or substantially impair the consummation of the Transactions, (D) any action taken by Parent or its affiliates in bad faith or in violation of this Agreement, or (E) any matter fully, fairly, and specifically disclosed in  the Company Disclosure Schedule.

SECTION 3.01  Organization, Standing and Power.  The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite organizational power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect  .  The Company is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary, except where the failure to so qualify would not reasonably be expected to have a Company Material Adverse Effect.  The Company has delivered to the Parent true and complete copies of the articles of incorporation and bylaws of the Company, each as amended to the date of this Agreement (as so amended, the “Company Charter Documents”).  The Company owns or controls, directly or indirectly, all of the capital stock or comparable equity interests of each subsidiary (each, a “Subsidiary”) listed in the Company Disclosure Schedule, free and clear of any lien, and all issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

SECTION 3.02  Capital Structure.  The authorized capital structure of the Company consists of Two Hundred Million (200,000,000) shares of common stock of which after giving effect to the Cancellation Agreement 15,144,885 are issued and outstanding and Fifty Million (50,000,000) shares of preferred stock, none of which are outstanding.   No other Company Shares are issued, reserved for issuance or outstanding. All outstanding Company Shares are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the applicable corporate laws of its state of incorporation, the Company Charter Documents or any Contract (as defined in Section 3.04) to which the Company is a party or otherwise bound.  There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Shares may vote (“Voting Company Debt”).  Except as otherwise set forth herein, as of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company is a party or by which the Company is bound (i) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional Company Shares or other equity interests in, or any security convertible or exercisable for or exchangeable into any Company Shares or other equity interest in, the Company or any Voting Company Debt, (ii) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Company Shares.

SECTION 3.03  Authority; Execution and Delivery; Enforceability.  The Company has all requisite organizational power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery by the Company of this Agreement and the performance of its obligations under this Agreement have been duly authorized and approved by the Board of Directors of the Company and no other proceedings on the part of the Company are necessary to authorize this Agreement and the Transactions.  When executed and delivered, this Agreement will be enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting the enforcement of creditors’ rights in general and by general principles of equity (regardless of whether enforcement is sought in equity or at law). No other consent, approval or agreement of any individual or entity is required to be obtained by the Company in connection with the execution and performance by the Company of this Agreement or the Constituent Agreements (as applicable) or the execution and performance by the Company of any agreements, instruments or other obligations entered into in connection with this Agreement.

SECTION 3.04  No Conflicts; Consents.

(a)           The execution and delivery by the Company of this Agreement does not, and the consummation of the Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company under any provision of (i) the Company Charter Documents, (ii) any material contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a “Contract”) to which the Company is a party or by which any of its respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.04(b), any material judgment, order or decree (“Judgment”) or material Law applicable to the Company or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b)           Except for filings required under NRS with respect to the Merger, required filings with the Securities and Exchange Commission (the “SEC”) and applicable “Blue Sky” or state securities commissions, no material consent, approval, license, permit, order or authorization (“Consent”) of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance of this Agreement or the performance by the Company of its obligations under this Agreement.

SECTION 3.05  Taxes.

(a)           The Company has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns were correct and complete in all material respects except to the extent any failure to file, any delinquency in filing or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.  All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(b)           If applicable, the Company has established an adequate reserve reflected on its financial statements for all Taxes payable by the Company (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(c)           For purposes of this Agreement:

“Taxes” includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

“Tax Return” means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

SECTION 3.06  Benefit Plans.  Except as set forth in the Company Disclosure Schedule, the Company does not have or maintain any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, share ownership, share purchase, share option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company (collectively, “Company Benefit Plans”).  As of the date of this Agreement, except as set forth in the Company Disclosure Schedule, there are no employment, consulting, indemnification, severance or termination agreements or arrangements between the Company and any current or former employee, officer or director of the Company, nor does the Company have any general severance plan or policy.

SECTION 3.07  Litigation.  Except as set forth on the Company Disclosure Schedule, to the knowledge of the Company, there is no action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, or any of its properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility, including an investigation pending before the Securities and Exchange Commission regarding various matters (“Action”).  Neither the Company nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

SECTION 3.08  Compliance with Applicable Laws.  To the best of its knowledge, the Company is in material compliance with all applicable Laws, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.  This Section 3.08 does not relate to matters with respect to Taxes, which are the subject of Section 3.05.

SECTION 3.09  Brokers; Schedule of Fees and Expenses.  No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which Parent or the Company is obligated in connection with the Transactions based upon arrangements made by or on behalf of the Company.

SECTION 3.10  Contracts.  Except as disclosed in the Company Disclosure Schedule, there are no Contracts that are material to the business, properties, assets, financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole.  To the knowledge of the Company, the Company is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.  Except as disclosed in the Company Disclosure Schedule, the Company’s execution of this Agreement and the consummation of the Transactions contemplated herein would not violate any Contract to which the Company or any of its Subsidiaries is a party nor will the execution of this Agreement or the consummation of the Transactions consummated hereby violate or trigger any “change in control” provision or covenant in any Contract to which the Company or any Subsidiary is a party.

SECTION 3.11  Title to Properties.  Except as set forth in the Company Disclosure Schedule, the Company does not own any real property.  The Company has sufficient title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses.  All such assets and properties, other than assets and properties in which the Company has leasehold interests, are free and clear of all Liens other than those Liens that, in the aggregate, do not and will not materially interfere with the ability of the Company to conduct business as currently conducted or result in or would reasonably be expected to result in a Company Material Adverse Effect.

SECTION 3.12  Intellectual Property.  The Company owns, or, to the knowledge of the Company, is validly licensed or otherwise has the right to use, all Intellectual Property (the “Intellectual Property Rights”) which are material to the conduct of the business of the Company taken as a whole.  The Company Disclosure Schedule sets forth a description of all Intellectual Property Rights which are material to the conduct of the business of the Company taken as a whole. To the knowledge of the Company, no claims are pending or, to the knowledge of the Company, threatened that the Company is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property Right.  To the knowledge of the Company, no Person is infringing the rights of the Company with respect to any Intellectual Property Right other than as to which the Company has the full right and power to bring action and to enforce such Intellectual Property Right, and receive the entirety of the proceeds thereof, by way of judgment settlement or otherwise, and no third-party has any such claims or rights.

SECTION 3.13  Insurance.  Except as set forth on the Company Disclosure Schedule, the Company does not hold any insurance policy.

SECTION 3.14  Transactions With Affiliates and Employees.  Except as set forth in the Company Disclosure Schedule, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

SECTION 3.15  Application of Takeover Protections.  The Company is not subject to any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company Charter Documents or the laws of its state of incorporation that is or could become applicable to Parent as a result of Parent and the Company fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the issuance of the Parent Stock.

SECTION 3.16  Labor Matters.  Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  The Company believes that its and its Subsidiaries’ relations with their respective employees are good.  The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

SECTION 3.17  ERISA Compliance; Excess Parachute Payments.  Except as disclosed in the Company Disclosure Schedule, the Company does not, and since its inception never has, maintained, or contributed to any “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) or any other Company Benefit Plan for the benefit of any current or former employees, consultants, officers or directors of Company.

SECTION 3.18   Investment Company.  The Company is not, and is not an affiliate of, and  immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.19  Disclosure.  All disclosure provided to the Parent regarding the Company, its business and the Transactions, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement and the Company Disclosure Schedule) are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

SECTION 3.20  Absence of Certain Changes or Events.  Except in connection with the Transactions and as disclosed in the Company Disclosure Schedule, since  the date of the Company’s most recent audited financial statements, the Company has conducted its business only in the ordinary course, and there has not been:

(a)           any change in the assets, liabilities, financial condition or operating results of the Company, except changes in the ordinary course of business that have not caused, in the aggregate, a Company Material Adverse Effect;

(b)           any damage, destruction or loss, whether or not covered by insurance, that would have a Company Material Adverse Effect;

(c)           any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d)           any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Company Material Adverse Effect;

(e)           any material change to a material Contract by which the Company or any of its assets is bound or subject;

(f)           any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and does not materially impair the Company’s ownership or use of such property or assets;

(g)           any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(h)           any alteration of the Company’s method of accounting or the identity of its auditors;

(i)           any declaration or payment of dividend or distribution of cash or other property to its shareholders or any purchase, redemption or agreements to purchase or redeem any Company Shares;

(j)           any issuance of equity securities to any officer, director or affiliate; or

(k)           any arrangement or commitment by the Company to do any of the things described in this Section.

SECTION 3.21  Foreign Corrupt Practices.  Neither the Company, nor, to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

SECTION 3.22  Licenses and Permits.  The Company has obtained and maintains all federal, state, local and foreign licenses, permits, consents, approvals, registrations, memberships, authorizations and qualifications required to be maintained in connection with the operations of the Company as presently conducted and as proposed to be conducted the absence of which has caused or is reasonably likely to cause a Company Material Adverse Effect.  The Company is not in default under any of such licenses, permits, consents, approvals, registrations, memberships, authorizations and qualifications except for such defaults that have not caused or would not reasonably be likely to result in a Company Material Adverse Effect.

SECTION 3.23  Environmental Laws.  The Company and each Subsidiary (i) is in compliance in all material respects with any and all Environmental Laws (as hereinafter defined), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance in all material respects with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

SECTION 3.24  Indebtedness.  Except as disclosed in the Company Disclosure Schedule, neither the Company nor any Subsidiary (i) has any outstanding Indebtedness (as defined below), (ii) is in violation of any term of or is in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Company Material Adverse Effect, and (iii) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Company Material Adverse Effect.  For purposes of this Agreement:  (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof and any other legal entity.

SECTION 3.25 Money Laundering.  The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

SECTION 3.26 Management.  During the past five year period, no current officer or director or, to the knowledge of the Company, no former officer or director or current ten percent (10%) or greater member of the Company or any of its Subsidiaries has been the subject of:

(a)           a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

(b)           a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(c)           any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(i)           Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)           Engaging in any type of business practice; or

(iii)           Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(d)           any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than 60 days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(e)           a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(f)           a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

SECTION 3.27 Public Utility Holding Act. None of the Company nor any of its Subsidiaries is a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

SECTION 3.28 Federal Power Act.  None of the Company nor any of its Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended.

SECTION 3.29 No Undisclosed Events, Liabilities, Developments or Circumstances.  To the best knowledge of the Company no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that in the reasonable judgment of the Company  (i) has not already been made known to the Parent; or (ii) could have a Company Material Adverse Effect.  Except as set forth  in the Company Disclosure Schedule, the Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise).  The Company Disclosure Schedule sets forth all financial and contractual obligations and liabilities (including any obligations to issue Company Shares or other securities of the Company) due after the date hereof.

SECTION 3.30 No Other Representations or Warranties.  Except for the representations and warranties contained in Article III of this Agreement, the Company has not made any representation or warranty, express or implied, concerning the Company, its financial condition, results of operations, assets, or prospects, and such representations and warranties supersede any prior statements made by any person regarding the Transactions.

ARTICLE IV

Representations and Warranties of the Parent

The Parent represents and warrants as follows to the Company, that, except as set forth in Parent SEC Documents (as defined in Section 4.06(a) herein or in a Disclosure Schedule delivered by the Parent to the Company (the “Parent Disclosure Schedule”) (it being understood and agreed that disclosure of any event, item or occurrence set forth in the Parent Disclosure Letter shall apply to, qualify or modify the Section or subsection to which it corresponds and each of the other Sections of this Agreement to the extent the relevance of such disclosure to such other Section or subsection is reasonably apparent from the text and nature of such disclosure).  For purposes of this Agreement a “Parent Material Adverse Effect” shall mean a sustained material adverse change or event in the business, results of operations, or financial condition of the Parent or adversely affecting the ability of the Parent to perform its obligations under this Agreement or on the ability of the Parent to consummate the Transactions.  For purposes of this clause, a “Parent Material Adverse Effect” shall not include any effects, events, developments or changes arising out of or resulting from (A) changes or conditions in the U.S. or global economy or capital or financial markets generally, including changes in interest or exchange rates, (B) changes in the industries in which the Parent operates, (C) changes in general legal, tax, regulatory, political or general economic conditions affecting the Parent in each case, proposed, adopted or enacted after the date hereof, or the interpretation or enforcement thereof, with the exception of any law that would prevent the business of the Parent to be concluded in the ordinary course and in accordance with past practice or that would prevent or substantially impair the consummation of the Transactions, (D) natural disasters, (E) the commencement, occurrence, continuation or intensification of any war, sabotage, armed hostilities or acts of terrorism, (F) any action taken by Company or its affiliates in bad faith or in violation of this Agreement, or (G) any matter fully, fairly, and specifically disclosed in  the Parent Disclosure Schedule

SECTION 4.01  Organization, Standing and Power.  The Parent is duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.  The Parent is duly qualified to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary and where the failure to so qualify would reasonably be expected to have a Parent Material Adverse Effect.  The Parent has delivered to the Company true and complete copies of the Amended and Restated Articles of Incorporation of the Parent, as amended to the date of this Agreement (as so amended, the “Parent Charter”), and the Bylaws of the Parent, as amended to the date of this Agreement (as so amended, the “Parent Bylaws”).  Merger Sub is duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has full organizational power and authority to enter into this Agreement.  Merger Sub has not conducted any business.  Merger Sub has no liabilities of whatever kind or nature or any obligations other than as provided for in this Agreement.

SECTION 4.02  Subsidiaries; Equity Interests.  Other than Merger Sub, the Parent does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

SECTION 4.03  Capital Structure.  The authorized capital stock of the Parent consists of Eight Hundred Million (800,000,000) shares of Parent Common Stock, and Ten Million (10,000,000) shares of preferred stock, par value $0.001 per share, of which (i) 2,326,557 shares of Parent Common Stock are issued and outstanding (ii) One Million Five Hundred Thousand (1,500,000) shares of Preferred Stock are designated as Series A Convertible Preferred Stock, all of which are outstanding and which are convertible into an aggregate of One Hundred and Fifty Million (150,000,000) shares of Parent Common Stock and (iii) no shares of Parent Common Stock or preferred stock are held by the Parent in its treasury.  Parent also has stock purchase warrants for the purchase of 989,449 shares of Parent Common Stock, 436,377 shares of Parent Common Stock reserved for issuance under existing stock incentive plans and stock options for the purchase of 237,554 shares of Parent Common Stock outstanding.  No other shares of capital stock or other voting securities of the Parent are issued, reserved for issuance or outstanding. All outstanding shares of the capital stock of the Parent, including the Parent Stock, are, and all such shares that may be issued prior to the date hereof will be when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the NRS, the Parent Charter, the Parent Bylaws or any Contract to which the Parent is a party or otherwise bound.  There are no bonds, debentures, notes or other indebtedness of the Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Parent Stock may vote (“Voting Parent Debt”).  Except as set forth in the Parent SEC Documents or the Parent Disclosure Schedule, as of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Parent is a party or by which it is bound (i) obligating the Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Parent or any Voting Parent Debt, (ii) obligating the Parent to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of the Parent.   Except as set forth in the Parent SEC Documents or the Parent Disclosure Schedule or as otherwise contemplated hereby, the Parent is not a party to any agreement granting any security holder of the Parent the right to cause the Parent to register shares of the capital stock or other securities of the Parent held by such security holder under the Securities Act.

SECTION 4.04  Authority; Execution and Delivery; Enforceability.  The Parent has all the requisite organization power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery by the Parent of this Agreement and the Constituent Agreements (as applicable) and the consummation by the Parent of the Merger have been duly authorized and approved by the Board of Directors of the Parent and no other corporate proceedings on the part of the Parent are necessary to authorize this Agreement, the Constituent Agreements and the Merger. Each of this Agreement and the Constituent Agreements (as applicable) constitutes a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with the terms hereof.

SECTION 4.05  No Conflicts; Consents.

(a)           The execution and delivery by the Parent of this Agreement and the Constituent Agreements (as applicable), do not, and the consummation of Merger and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Parent under, any provision of (i) the Parent Charter or Parent Bylaws, (ii) any material Contract to which the Parent is a party or by which any of its properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.05(b), any material Judgment or material Law applicable to the Parent or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b)           No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to the Parent in connection with the execution, delivery and performance of this Agreement or the Constituent Agreements (as applicable) or the consummation of the Merger other than the (A) filing with the SEC of reports under Sections 13 and 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (B) filings under state “blue sky” laws, as each may be required in connection with this Agreement and the Transactions.

SECTION 4.06  SEC Documents; Undisclosed Liabilities.

(a)           The Parent has filed or furnished (as applicable) all Parent SEC Documents for the prior two (2) fiscal years, pursuant to Sections 13 and 15 of the Exchange Act or Section 5 of the Securities Act, as applicable, and applicable regulations promulgated thereunder and together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) (such documents and any other documents filed by Parent with the SEC, together will all amendments thereto and including all exhibits and schedules thereto and documents incorporated by reference therein collectively the “Parent SEC Documents”.

(b)           As of its respective filing date, or in the case of Parent SEC Documents that are registration statements filed pursuant to the Securities Act, as of their respective effective dates, each Parent SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later filed Parent SEC Document, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Parent included in the Parent SEC Documents: (i) have been prepared from and in accordance with, and accurately reflect, the books and records of Parent and its Subsidiaries in all material respects; (ii)  comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto; (iii) have been prepared in accordance with the U.S. generally accepted accounting principles (“GAAP”) (except, in the case of unaudited statements, as may be indicated in the notes thereto or, for normal and recurring year-end adjustments as may be permitted by the SEC on Form 10-Q or Form 8-K or any successor or like form) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and (iv) fairly present the financial position of Parent and Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(c)           Except as set forth in the Parent SEC Documents or the Parent Disclosure Schedule, the Parent has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of the Parent or in the notes thereto.  The Parent SEC Documents set forth all financial and contractual obligations and liabilities (including any obligations to issue capital stock or other securities of the Parent) due after the date hereof.

(d)           There are no “off balance sheet arrangements,” as defined in Item 303 of Regulation S-K under the Securities Act, to which Parent or any Subsidiary of the Company is a party.

(e)           The Parent Disclosure Schedule describes all outstanding payables and the aging of such payables.

(f)           Except for outstanding payables listed in the Parent Disclosure Schedule Parent has no Indebtedness as of the Closing.

SECTION 4.07    Absence of Certain Changes or Events.  Except as disclosed in the Parent SEC Documents or in the Parent Disclosure Schedule, from the date of the most recent audited financial statements included in the Parent SEC Documents to the date of this Agreement, the Parent has conducted its business only in the ordinary course, and during such period there has not been:

(a)           any change in the assets, liabilities, financial condition or operating results of the Parent from that reflected in the Parent SEC Documents, except changes in the ordinary course of business that have not caused, in the aggregate, a Parent Material Adverse Effect;

(b)           any damage, destruction or loss, whether or not covered by insurance, that would have a Parent Material Adverse Effect;

(c)           any waiver or compromise by the Parent of a valuable right or of a material debt owed to it;

(d)           any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Parent, except in the ordinary course of business and the satisfaction or discharge of which would not have a Parent Material Adverse Effect;

(e)           any material change to a material Contract by which the Parent or any of its assets is bound or subject;

(f)           any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g)           any resignation or termination of employment of any officer of the Parent;

(h)           any mortgage, pledge, transfer of a security interest in, or lien, created by the Parent, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Parent’s ownership or use of such property or assets;

(i)           any loans or guarantees made by the Parent to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j)           any declaration, setting aside or payment or other distribution in respect of any of the Parent’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Parent;

(k)           any alteration of the Parent’s method of accounting or the identity of its auditors;

(l)           any issuance of equity securities to any officer, director or affiliate, except pursuant to existing option plans of the Parent; or

(m)           any arrangement or commitment by the Parent to do any of the things described in this Section 4.07.

SECTION 4.08  Taxes.

(a)           Except as disclosed on the Parent Disclosure Schedule, The Parent has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file, any delinquency in filing or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.  All Taxes shown to be due on such Tax Returns, or otherwise owed, has been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

(b)           The most recent financial statements contained in the Parent SEC Documents reflect an adequate reserve for all Taxes payable by the Parent (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements.  No deficiency with respect to any Taxes have been proposed, asserted or assessed against the Parent, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(c)           There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Parent.  The Parent is not bound by any agreement with respect to Taxes.

SECTION 4.09  Absence of Changes in Benefit Plans.  From the date of the most recent audited financial statements included in the Parent SEC Documents to the date of this Agreement, except as set forth in the Parent SEC Documents or the Parent Disclosure Schedule, there has not been any adoption or amendment in any material respect by Parent of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Parent (collectively, “Parent Benefit Plans”).  As of the date of this Agreement, except as disclosed in the Parent SEC Documents or the Parent Disclosure Schedule, there are not any employment, consulting, indemnification, severance or termination agreements or arrangements between the Parent and any current or former employee, officer or director of the Parent, nor does the Parent have any general severance plan or policy.

SECTION 4.10  ERISA Compliance; Excess Parachute Payments.  Except as disclosed in the Parent Disclosure Schedule, the Parent does not, and since its inception never has, maintained, or contributed to any “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) or any other Parent Benefit Plan for the benefit of any current or former employees, consultants, officers or directors of Parent.

SECTION 4.11  Litigation.  Except as disclosed in the Parent SEC Documents or the Parent Disclosure Schedule, there is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Parent Stock or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Parent Material Adverse Effect and neither the Parent nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

SECTION 4.12  Compliance with Applicable Laws.  Except as disclosed in the Parent SEC Documents or the Parent Disclosure Schedule, the Parent is in compliance with all applicable Laws, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.  Except as set forth in the Parent SEC Documents, the Parent has not received any written communication during the past two years from a Governmental Entity that alleges that the Parent is not in compliance in any material respect with any applicable Law.  The Parent is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Parent Material Adverse Effect.

SECTION 4.13  Contracts.  Except as disclosed in the Parent SEC Documents, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Parent taken as a whole.  The Parent is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

SECTION 4.14  Title to Properties.  The Parent has good title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses.  All such assets and properties, other than assets and properties in which the Parent has leasehold interests, are free and clear of all Liens and except for Liens that, in the aggregate, do not and will not materially interfere with the ability of the Parent to conduct business as currently conducted or result in or would reasonably be expected to result in a Parent Material Adverse Effect.  The Parent has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect.

SECTION 4.15  Intellectual Property.   The Parent owns, or is validly licensed or otherwise has the right to use, all Intellectual Property Rights which are material to the conduct of the business of the Parent taken as a whole.  The Parent Disclosure Schedule sets forth a description of all Intellectual Property Rights which are material to the conduct of the business of the Parent taken as a whole.  No claims are pending or, to the knowledge of the Parent, threatened that the Parent is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property Right.  To the knowledge of the Parent, no Person is infringing the rights of the Parent with respect to any Intellectual Property Right other than as to which the Parent has the full right and power to bring action and to enforce such Intellectual Property Right, and receive the entirety of the proceeds thereof, by way of judgment settlement or otherwise, and no third-party has any such claims or rights.

SECTION 4.16  Labor Matters.  There are no collective bargaining or other labor union agreements to which the Parent is a party or by which it is bound.  No material labor dispute exists or, to the knowledge of the Parent, is imminent with respect to any of the employees of the Parent.

SECTION 4.17  Transactions With Affiliates and Employees.  Except as set forth in the Parent SEC Documents or the Parent Disclosure Schedule, none of the officers or directors of the Parent and, to the knowledge of the Parent, none of the employees of the Parent is presently a party to any transaction with the Parent or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Parent, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

SECTION 4.18  Application of Takeover Protections.  The Parent has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Parent Charter or the laws of the State of Nevada that is or could become applicable to the Company as a result of Company and the Parent fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the issuance of the Parent Stock.

SECTION 4.19   Investment Company.  The Parent is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 4.20    Execution and Delivery of Constituent Agreements.  Parent has executed and delivered the Constituent Agreements (as applicable), which subject to consummation of the Merger are in full force and effect and constitute the binding obligations of Parent in accordance with their respective terms.

SECTION 4.21  Disclosure.  All disclosure provided to the Company regarding the Parent, its business and the Transactions, furnished by or on behalf of Parent (including Parent’s representations and warranties set forth in this Agreement and the Parent Disclosure Schedule) are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein in light of the circumstances under which they were made, not misleading.  The Parent is not and has not ever been a “shell” or “blank check” company, as such terms are defined under Section 12b-2 of the Securities Exchange Act of 1934, as amended, or Rule 419 of the Securities Act of 1933, as amended, respectively.

SECTION 4.22   Foreign Corrupt Practices.  Neither the Parent, nor, to the Parent’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Parent has, in the course of its actions for, or on behalf of, the Parent (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

SECTION 4.23  Licenses and Permits.  The Parent has obtained and maintains all federal, state, local and foreign licenses, permits, consents, approvals, registrations, memberships, authorizations and qualifications required to be maintained in connection with the operations of the Company as presently conducted and as proposed to be conducted the absence of which has caused or is reasonably likely to cause a Parent Material Adverse Effect.  The Parent is not in default under any of such licenses, permits, consents, approvals, registrations, memberships, authorizations and qualifications except for such defaults that have not caused or would not reasonably be likely to result in a Parent Material Adverse Effect.

ARTICLE V

Deliveries

SECTION 5.01   Deliveries of the Parent. At Closing, as a further condition thereof, concurrently with the Closing, the Parent shall deliver to the Company:

(a)           This Agreement, duly executed by Parent

(b)           a certificate to the Company from the Parent, signed by its Secretary or Assistant Secretary certifying that the attached copies of the Parent Charter, Parent Bylaws and resolutions of the Board of Directors of the Parent approving this Agreement and the transactions contemplated hereunder, are all true, complete and correct and remain in full force and effect;

(c)           a certificate executed by the Chief Executive Officer of the Parent, dated as of the Closing Date, certifying the representations and warranties set forth in Article IV are true, complete and accurate in all material respects

(d)           certificates representing the new shares of Parent Stock issued to the stockholders of the Company;

(e)           the Constituent Agreements (as applicable), duly executed by the Parent;

(f)           Evidence of the resignation of Brian Tuffin and Jeanne Hebert from all officer positions held with the Parent, respectively;

(g)           Evidence of the resignations, to be effective on the eleventh day following the date on which Parent meets its information obligations under the Exchange Act, of the following directors of the Parent: Brian Tuffin, Richard S. Hutchings and Reginald Hollinger (the “Outgoing Directors” and, collectively with Jeanne Hebert, the “Outgoing Officers and Directors”); provided that between the Closing Date and the effective date of such resignations, the Board of Directors of Parent shall not take or authorize any corporate action, other than as necessary to effectuate the purposes of this Agreement;

(h)           Evidence of the appointment Ezra Green as Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Parent.

(i)           Evidence of the election of the following individuals to the Parent’s Board of Directors, which shall become effective on the eleventh day following the date on which Parent meets its information obligations under the Exchange Act (collectively, the “Incoming Directors”): Ezra Green and Gelvin Stevensen.

(j)           Evidence of the adoption of the 2014 Equity Incentive Plan (the “Plan”) by the Parent and the reservation of 9,000,000 shares of Parent Common Stock thereunder.

(k)           The issuance of an aggregate of Seven Million Five Hundred Thousand (7,500,000) shares under the Plan as set forth on Exhibit J hereto (the “Former Management Shares”), which shall be deliverable to the Escrow Agent pursuant to the terms of the Escrow Agreement.

SECTION 5.02   Deliveries of the Company.  At Closing, as a further condition thereof, concurrently with the Closing, the Company shall deliver:

(a)           to the Parent this Agreement executed by the Company;

(b)           to the Parent, a certificate from the Company, signed by its Secretary or Assistant Secretary certifying that the attached copies of the Company’s Charter Documents and resolutions of the Board of Directors of the Company approving this Agreement and the Transactions, are all true, complete and correct and remain in full force and effect;

(c)           certificate, in a form reasonably acceptable to the Parent, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, certifying the representations and warranties set forth in Article III are true, complete and accurate in all material respects;

(d)           audited financial statements for the Company’s most recently completed last two fiscal years and unaudited financial statements for any subsequent interim period;

(e)           the Constituent Agreements (as applicable).

(f)           if requested by the Parent, the results of UCC, judgment lien and tax lien searches with respect to the Company, the results of which indicate no liens on the assets of the Company.

ARTICLE VI

Covenants and Other Agreements of the Parties

SECTION 6.01  Public Announcements.  The Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press releases or other public statements with respect to the Agreement and/or the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchanges.

SECTION 6.02  Fees and Expenses.  All fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses, whether or not this Agreement is consummated.

SECTION 6.03  Exclusivity.  Subject to any fiduciary obligations applicable to its board of directors, the Company shall not (and shall not cause or permit any of their affiliates to) engage in any discussions or negotiations with any person or take any action that would be inconsistent with the Transactions.  The Company shall notify the Parent immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

SECTION 6.04  Filing of 8-K and Press Release.  The Parent shall file, no later than four (4) business days of the Closing Date, a current report on Form 8-K and attach as exhibits all relevant agreements with the SEC disclosing the terms of this Agreement and other requisite disclosure regarding the Transactions.

SECTION 6.05   Access.  Each Party shall permit representatives of any other Party to have full access to all premises, properties, Personnel, books, records (including Tax records), contracts, and documents of or pertaining to such Party.

SECTION 6.06  Confidentiality.  Any confidentiality agreement or letter of intent previously executed by the Parties shall be superseded in its entirety by the provisions of this Agreement. Each Party agrees to maintain in confidence any non-public information received from the other Party, and to use such non-public information only for purposes of consummating the Transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one Party or their respective agents prior to receipt from the other Party; (ii) information which is or becomes generally known; (iii) information acquired by a Party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law.

SECTION 6.07  Information Statement for Change in Majority of Directors.  Concurrent with the execution of this Agreement, Parent shall prepare, file and mail to all of Parent’s shareholders of record an information statement in connection with the proposed change at Closing of the majority of the directors of Parent with the SEC pursuant to Rule 14f-1 promulgated under the Exchange Act (“Information Statement”).  As soon as practicable following the Effective Time of the Merger, the Parent shall prepare and file a preliminary proxy or consent solicitation with the SEC for purposes of seeking approval of the shareholders of the Parent of a further amended and restated Articles of Incorporation for the Parent and the Plan.

SECTION 6.08  Assistance with Post-Closing SEC Reports and Inquiries.  After the Closing Date, Brian Tuffin, pursuant to the terms of the Severance Agreement, shall use his reasonable best efforts to provide such information available to it, including information, filings, reports, financial statements or other circumstances of Parent occurring, reported or filed prior to the Closing, as may be necessary or required by Parent for the preparation of the post-Closing Date reports that Parent is required to file with the SEC to remain in compliance and current with its reporting requirements under the Securities Act, or filings required to address and resolve matters as may relate to the period prior to the Closing and any SEC comments relating thereto or any SEC inquiry thereof.

SECTION 6.09 Demand Registration Rights.  Commencing thirty (30) days after the Closing Date and terminating on such date that the Parent Stock or the shares of Common Stock issuable upon conversion of the Parent Stock, if such Parent Stock is Parent Preferred Stock, may be resold by such holder without restriction (including, without limitation, volume limitations) pursuant to Rule 144, upon a written request therefor from any record holder or holders of at least 10% of the Parent Stock issued pursuant to this Agreement (calculated on an “as converted basis” with respect to the Parent Preferred Stock, disregarding any governing beneficial ownership limitations), the Parent shall prepare and not later than sixty (60) days after such request (“Filing Date”) file with the SEC a registration statement under the Securities Act registering the Parent Stock (or the shares of Common Stock issuable upon conversion of the Parent Stock, if such Parent Stock is Parent Preferred Stock) which are the subject of such request, subject to applicable SEC rules and regulations, for unrestricted public resale by the holder thereof.  Upon the receipt of such request, the Parent shall promptly give written notice to all other record holders of Parent Stock issued hereunder that such registration statement is to be filed and shall include in such registration statement Parent Stock for which it has received written requests within ten days after the Parent gives such written notice.  Such other requesting record holders shall be deemed to have exercised their demand registration right under this Section 6.09.

ARTICLE VII

Miscellaneous

SECTION 7.01  Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Parent, to:

Fuse Science, Inc.
6135 NW 167 Street, Suite E-21
Miami Lakes, FL 33015
305-503-3873
Attn: Chief Executive Officer

With a copy to:

Harvey Kesner, Esq.
Sichenzia Ross Friedman & Ference, LLP
61 Broadway, 32nd Floor
New York, NY 10006
hkesner@srff.com
212-930-9700

If to the Company, to:

Spiral Energy Tech, Inc.200 Old Country Road, Suite 610
Mineola, NY  11501-4241
Att: Ezra Green, Chief Executive Officer

(866) 699-7652

With a copy to:

Michael Harris, Esq.
Nason Yeager Gerson White & Lioce PA
1645 Palm Beach Lakes Blvd, 12th Floor
West Palm Beach, FL 33401
561.471.3507

SECTION 7.02  Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and Parent.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

SECTION 7.03  Replacement of Securities.  If any certificate or instrument evidencing any Parent Stock is mutilated, lost, stolen or destroyed, the Parent shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefore, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Parent of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement certificate or instrument.  If a replacement certificate or instrument evidencing any Parent Stock is requested due to a mutilation thereof, the Parent may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

SECTION 7.04  Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Parent and the Company will be entitled to specific performance under this Agreement.  The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

SECTION 7.05  Interpretation.  When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”.

SECTION 7.06  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions contemplated hereby are fulfilled to the extent possible.

SECTION 7.07  Counterparts; Facsimile Execution.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.  Facsimile execution and facsimile or electronic delivery of this Agreement is legal, valid and binding for all purposes.

SECTION 7.08  Entire Agreement; Third Party Beneficiaries. This Agreement, taken together with the Company Disclosure Schedule and the Parent Disclosure Schedule, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions and (b) are not intended to confer upon any person other than the Parties any rights or remedies. The representations and warranties of the Company contained in this Agreement shall survive the Closing and the termination of this Agreement.

SECTION 7.09  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to principles of conflicts of laws.  Any action or proceeding brought for the purpose of enforcement of any term or provision of this Agreement shall be brought only in the Federal or state courts sitting in the Eastern District of the State of New York and the parties hereby waive any and all rights to trial by jury.

SECTION 7.10  Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties.  Any purported assignment without such consent shall be void.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement and Plan of Reorganization as of the date first above written.

The Parent:

FUSE SCIENCE, INC.

By: /s/ Brian Tuffin
Name: Brian Tuffin
Title: Chief Executive Officer

The Company:

SPIRAL ENERGY TECH, INC.

By: /s/ Ezra Green
Name:  Ezra Green
Title: Chief Executive Officer

Merger Sub                                                                      SPIRAL ACQUISITION SUB, INC.

By:  /s/ Brian Tuffin
Name: Brian Tuffin
Title: Chief Executive Officer

Solely with Respect to Article II:

_______________________________

Exhibit A

150101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20140694233-14
Ross Miller Secretary of State State of Nevada	Filing Date and Time 09/30/2014 12:15 PM
	Entity Number C7596-1988

Certificate of Designation

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

Fuse Science, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

The undersigned, the Chief Executive Officer of Fuse Science, Inc., a Nevada corporation (the "Company"), in accordance with the provisions of the Revised Nevada Statutes, does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Company, the following resolution creating a series of Series C Convertible Preferred Stock, was duly adopted on September 30, 2014:

See Attached

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Reset

Nevada Secretary of State Stock Designation
Revised: 3-6-09

CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES C CONVERTIBLE PREFERRED STOCK

The undersigned, Chief Executive Officer of Fuse Science, Inc., a Nevada corporation (the “Corporation”), DOES HEREBY CERTIFY that the following resolutions were duly adopted by the Board of Directors of the Corporation by unanimous written consent dated September 30, 2014;

WHEREAS, the Board of Directors is authorized within the limitations and restrictions stated in the amended and Restated Articles of Incorporation of the Corporation, as amended, to provide by resolution or resolutions for the issuance of Ten Million (10,000,000) shares of Preferred Stock, par value $0.001 per share, of the Corporation, in such series and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as the Corporation’s Board of Directors shall fix by resolution or resolutions providing for the issuance thereof duly adopted by the Board of Directors; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series;

        NOW, THEREFORE, BE IT RESOLVED:

Section 1.                      Designation and Authorized Shares.  The Corporation shall be authorized to issue Three Million Five Hundred Thousand (3,500,000) shares of Series C Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”).

Section 2.                      Stated Value.  Each share of Series C Preferred Stock shall have a stated value of $0.001 per share (the “Stated Value”).

Section 3.                      Liquidation.

(a)           Upon the liquidation, dissolution or winding up of the business of the Corporation, whether voluntary or involuntary, each holder of Series C Preferred Stock shall be entitled to receive, for each share thereof, out of assets of the Corporation legally available therefor, a such amount as the holder would otherwise be entitled to if such holder of Series C Preferred Stock had converted such Series C Preferred Stock into Common Stock immediately prior to such liquidation, dissolution or winding up of the business of the Corporation, without regard to the beneficial ownership limitations set forth in Section 5(c) herein.  If upon any such distribution the assets of the Corporation shall be insufficient to pay the holders of the outstanding shares of Series C Preferred Stock (or the holders of any class or series of capital stock ranking on a parity with the Series C Preferred Stock as to distributions in the event of a liquidation, dissolution or winding up of the Corporation) the full amounts to which they shall be entitled, such holders shall share ratably in any distribution of assets in accordance with the sums which would be payable on such distribution if all sums payable thereon were paid in full.

(b)           Any distribution in connection with the liquidation, dissolution or winding up of the Corporation, or any bankruptcy or insolvency proceeding, shall be made in cash to the extent possible.  Whenever any such distribution shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

Section 4.                      Voting.  Except as otherwise expressly required by law, each holder of Series C Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Corporation and shall be entitled to the number of votes for each share of Series C Preferred Stock owned at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, equal to the number of shares of Common Stock such shares of Series C Preferred Stock are convertible into at such time, but not in excess of the conversion limitations set forth in Section 5 herein.  Except as otherwise required by law, the holders of shares of Series C Preferred Stock shall vote together with the holders of Common Stock on all matters and shall not vote as a separate class.

Section 5.                      Conversion.

(a)           Conversion Right. Each holder of Series C Preferred Stock may, from time to time, convert any or all of such holder’s shares of Series C Preferred Stock into fully paid and non-assessable shares of Common Stock in an amount equal to 33.514834 shares of the Corporation’s common stock (the “Common Stock”) for each one (1) share of Series C Preferred Stock surrendered.

(b)           Conversion Procedure.  In order to exercise the conversion privilege under this Section 5, the holder of any shares of Series C Preferred Stock to be converted shall give written notice to the Corporation at its principal office that such holder elects to convert such shares of Series C Preferred Stock or a specified portion thereof into shares of Common Stock as set forth in such notice (the “Conversion Notice”, and such date of delivery of the Conversion Notice to the Corporation, the “Conversion Notice Delivery Date”). Within three (3) business days following the Conversion Notice Delivery Date, the Corporation shall issue and deliver a certificate or certificates representing the number of shares of Common Stock determined pursuant to this Section 5 (the “Share Delivery Date”).  In case of conversion under this Section 5 of only a part of the shares of Series C Preferred Stock represented by a certificate surrendered to the Corporation, the Corporation shall issue and deliver a new certificate for the number of shares of Series C Preferred Stock which have not been converted, upon receipt of the original certificate or certificates representing shares of Series C Preferred Stock so converted.  Until such time as the certificate or certificates representing shares of Series C Preferred Stock which have been converted are surrendered to the Corporation and a certificate or certificates representing the Common Stock into which such shares of Series C Preferred Stock have been converted have been issued and delivered, the certificate or certificates representing the shares of Series C Preferred Stock which have been converted shall represent the shares of Common Stock into which such shares of Series C Preferred Stock have been converted. The Corporation shall pay all documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock issuable upon conversion of the Series C Preferred Stock.

(c)           Maximum Conversion.

(i)
Notwithstanding anything to the contrary set forth in this Certificate of Designation, at no time may all or a portion of shares of Series C Preferred Stock be converted if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder) more than 3.33% of all of the Common Stock outstanding at such time (the “3.33% Beneficial Ownership Limitation”); provided, however, that upon the holder providing the Corporation with sixty-one (61) days’ advance notice (the “3.33% Waiver Notice”) that such holder would like to waive this Section 5(c) (i) with regard to any or all shares of Common Stock issuable upon conversion of the Series C Preferred Stock, this Section 5 (c) (i) will be of no force or effect with regard to all or a portion of the shares of Series C Preferred Stock held by such holder referenced in the 3.33% Waiver Notice.

(ii)
Notwithstanding anything to the contrary set forth in this Certificate of Designation, at no time may all or a portion of Series C Preferred Stock be converted if the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of Common Stock owned by such holder at such time, would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.99%  of the then issued and outstanding shares of Common Stock outstanding at such time (the “3.33% Beneficial Ownership Limitation” and the lower of the 4.99% Beneficial Ownership Limitation and the 4.99% Beneficial Ownership Limitation then in effect, the “Maximum Percentage”)).

(iii)	By written notice to the Corporation, a holder of Series C Preferred Stock may from time to time decrease the Maximum Percentage to any other percentage specified in such notice.

For purposes of this Section 5, in determining the number of outstanding shares of Common Stock, a holder of Series C Preferred Stock may rely on the number of outstanding shares of Common Stock as reflected in (1) the Corporation’s most recent Form 10-K, Form 10-Q,  Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Corporation or (3) any other notice by the Corporation setting forth the number of shares of Common Stock outstanding.  For any reason at any time, upon the written or oral request of a holder of Series C Preferred Stock, the Corporation shall within one (1) business day confirm orally and in writing to such holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including shares of Series C Preferred Stock, held by such holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported, which in any event are convertible or exercisable, as the case may be, into shares of the Corporation’s Common Stock within 60 days’ of such calculation and which are not subject to a limitation on conversion or exercise analogous to the limitation contained herein.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitationn.

(d) Buy-In.  If, by the Share Delivery Date, the Corporation fails for any reason to deliver the shares of Common Stock issuable upon conversion of the Series C Preferred Stock, as set forth in the Conversion Notice, and after such Share Delivery Date, the converting holder purchases, in an arm’s length open market transaction or otherwise, shares of Common Stock (the “Covering Shares”) in order to make delivery in satisfaction of a sale of Common Stock by the converting holder (the “Sold Shares”), which delivery such converting holder anticipated to make using the shares to be issued upon such conversion (a “Buy-In”), the converting holder shall have the right to require the Corporation to pay to the converting holder the Buy-In Adjustment Amount.  The Corporation shall pay the Buy-In Adjustment Amount to the converting holder in immediately available funds immediately upon demand by the converting holder. For purposes of this Certificate of Designation, the term “Buy-In Adjustment Amount” means the amount equal to the excess, if any, of (i) the converting holder’s total purchase price (including brokerage commissions, if any) for the Covering Shares associated with a Buy-In, over (ii) the net proceeds (after brokerage commissions, if any) received by the converting holder from the sale of the Sold Shares.  By way of illustration and not in limitation of the foregoing, if the converting holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In, with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which the Corporation will be required to pay to the converting holder will be $1,000.

Section 6.                      Other Provisions.

(a)           Reservation of Common Stock.  The Corporation shall at all times reserve from its authorized Common Stock a sufficient number of shares to provide for conversion of all Series C Preferred Stock from time to time outstanding.

(b)           Record Holders.  The Corporation and its transfer agent, if any, for the Series C Preferred Stock may deem and treat the record holder of any shares of Series C Preferred Stock as reflected on the books and records of the Corporation as the sole true and lawful owner thereof for all purposes, and neither the Corporation nor any such transfer agent shall be affected by any notice to the contrary.

Section 7.                      Restriction and Limitations.  Except as expressly provided herein or as required by law so long as any shares of Series C Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent of the holders of at least a majority of the then outstanding shares of the Series C Preferred Stock, take any action which would adversely and materially affect any of the preferences, limitations or relative rights of the Series C Preferred Stock.

Section 8.                      Certain Adjustments.

(a)           Stock Dividends and Stock Splits.  If the Corporation, at any time while the Series C Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to the Series C Preferred Stock), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, each share of Series C Preferred Stock shall receive such consideration as if such number of shares of Series C Preferred had been, immediately prior to such foregoing dividend, distribution, subdivision, combination or reclassification, the holder of the number of shares of Common Stock into which it could convert at such time.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

Section 9.                      Equal Treatment of Holders.  No consideration (including any modification of this Certificate of Designation or related transaction document) shall be offered or paid to any person or entity to amend or consent to a waiver or modification of any provision of this Certificate of Designation or related transaction document unless the same consideration is also offered to all of holders of the outstanding shares of Series C Preferred Stock.  For clarification purposes, this provision constitutes a separate right granted to each holder by the Corporation and negotiated separately by each holder, and is intended for the Corporation to treat all holders of the Series C Preferred Stock as a class and shall not in any way be construed as such holders acting in concert or as a group with respect to the purchase, disposition or voting of the Series C Preferred Stock or otherwise

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 30th day of September 2014.

By: /s/ Brian Tuffin
Name:   Brian Tuffin
Title:    Chief Executive Officer

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

September 30, 2014

Job Number: C20140930-2204
Reference Number: 00004409398-97
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20140694233-14	Certificate of Designation	6 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Sandy Edwards
Certificate Number: C20140930-2204
You may verify this certificate
online at http://www.nvsos.gov/

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

Exhibit B

EXECUTIVE EMPLOYMENT AGREEMENT

This EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of the 1st day of October 2014 (“Effective Date”), by and between Fuse Science, Inc., a Nevada corporation, and Ezra Green (“Executive”).

W I T N E S S E T H:

WHEREAS, Executive desires to be employed by the Company as its Chief Executive Officer and the Company wishes to employ Executive in such capacity.

NOW, THEREFORE, in consideration of the foregoing recitals and the respective covenants and agreements of the parties contained in this document, the Company and Executive hereby agree as follows:

1.           Employment and Duties.  The Company agrees to employ and Executive agrees to serve as the Company's Chief Executive Officer.  The duties and responsibilities of Executive shall include the duties and responsibilities as provided in the Bylaws and such other duties and responsibilities as the Board of Directors of the Company may from time to time reasonably assign to Executive.

Executive shall devote substantially all of his working time and efforts during the Company's normal business hours to the business and affairs of the Company and its subsidiaries, provided however that the Executive may continue his duties as an officer and director of Northern Wind Energy Corp. and perform limited time to charitable and similar non profit endeavors as long as  the Executive is able to provide  the diligent and faithful performance of the duties and responsibilities duly assigned to him pursuant to this Agreement.

2.           Term.  The term of this Agreement shall commence on the Effective Date and shall continue for a period of two (2) years and shall be automatically renewed for successive one (1) year periods thereafter unless either party provides the other party with written notice of his or its intention not to renew this Agreement at least three (3) months prior to the expiration of the initial term or any renewal term of this Agreement, as applicable.  “Employment Period” shall mean the initial two (2) year term plus renewal periods, if any.

3.           Place of Employment.  Executive’s job sites shall be as agreed to between the Board of Directors and the Executive.  The parties acknowledge, however, that Executive may be required to travel in connection with the performance of his duties hereunder.

4.           Base Salary. For all services to be rendered by Executive pursuant to this Agreement, the Company agrees to pay Executive during the Employment Period an initial base salary (the "Base Salary") of $150,000.00 per annum. $25,000 of the Base Salary shall be paid on the Effective Date by wire transfer of immediately available funds to an account designated by the Executive.  The remainder of the Base Salary shall be paid in periodic installments in accordance with the Company's regular payroll practices.

5.           Bonuses.   The Company shall pay the Executive a signing bonus of $50,000 on the Effective Date by wire transfer of immediately available funds to an account designated by the Executive. During the Employment Period, Executive shall be entitled to an annual bonus up to 100% of his Base Salary (the “Annual Bonus”), and shall be entitled to (i) 50% of the Annual Bonus) if the Company meets or exceeds the criteria set forth on Schedule A.  Bonuses shall be paid by the Company to Executive promptly after determination that the relevant targets have been met, it being understood that the attainment of any financial targets associated with any bonus shall not be determined until following the completion of the Company’s annual audit and public announcement of such results.  For the avoidance of doubt, if Executive is employed upon expiration of the term of this Agreement, he shall be entitled to the Annual Bonus for such last year on a pro-rata basis through the last date of employment, even if he is not employed by the Corporation on the date the Annual Bonus is paid for such last year. The remaining Annual Bonus may be paid at the discretion of the Board of Directors.

6.           Severance Payments.  Upon termination of Executive’s employment prior to expiration of the Employment Period unless Executive’s employment is terminated for Cause or Executive terminates his employment without Good Reason (a “Severance Trigger Event”), Executive shall be entitled to be paid such Base Salary, Bonus and coverage under any Benefit Plans (the “Separation Payment”) as Executive would have been entitled had his employment or this Agreement not been terminated for two (2) weeks from the date of termination (the “Separation Period”).

7.           Equity Awards.  Executive shall be eligible for such grants of awards under the Company’s 2014 Equity Incentive Plan (or any successor or replacement plan adopted by the Board of Directors and approved by the stockholders of the Company) (the “Plan”) as the Compensation Committee (or the Board of Directors if there is no Compensation Committee) may from time to time determine and as set forth below (the “Share Awards”).  Share Awards shall be subject to the applicable Plan terms and conditions, provided, however, that Share Awards shall be subject to any additional terms and conditions as are provided herein or in any resolution by the Compensation Committee or the Board of Directors which shall supersede any conflicting provisions governing Share Awards provided under the Plan. On the Effective Date, Executive shall be entitled to receive a stock option grant to purchase up to 1,300,000 shares of common stock of the Company at an exercise price of $0.20.  The option shall have a term of five (5) years.

8.           Clawback Rights.  The Annual Bonus shall be subject to the Company Clawback Rights (as defined below).  “Company Clawback Rights” shall be defined as follows:  In the event that the Company shall restate or revise any previously announced prior period earnings or other results as from which any Annual Bonus to Executive shall have been determined, any Annual Bonus resulting from such earnings or results shall be adjusted to retroactively take into account the restated or revised earnings or results, and any excess Annual Bonus resulting from such restated or revised earnings or results shall be immediately surrendered to the Company.  The Company shall have the right to take any and all action to effectuate the Company Clawback Rights without further action by Executive, by way of setoff.  All determinations by the Compensation Committee or the Board of Directors with respect to the Clawback Rights shall be final and binding on the company and Executive. The parties acknowledge it is their intention that the foregoing Clawback Rights as related to Restatements confirm in all respects to the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd Frank Act”) and the Sarbanes Oxley Act and requires recovery of all ‘incentive-based” compensation, pursuant to the provisions of the Dodd Frank Act and the Sarbanes Oxley Act and any and all rules and regulations promulgated thereunder from time to tome in effect.  Accordingly, the terms and provisions of this Agreement shall be deemed automatically amended from time to time to assure compliance with the Dodd Frank Act and such rules and regulations as hereafter may be adopted and in effect.

9.           Expenses.  Executive shall be entitled to prompt reimbursement by the Company for all reasonable ordinary and necessary travel, entertainment, and other expenses incurred by Executive while employed in the performance of his duties and responsibilities under this Agreement; provided however, that Executive shall properly invoice and account for such expenses and that such expenses shall have been previously approved in writing by the Board of Directors.

10.           Other Benefits.  During the term of this Agreement, Executive shall be eligible to participate in incentive, savings, retirement (401(k)), and welfare benefit plans, including, without limitation, health, medical, dental, vision, life (including accidental death and dismemberment) and disability insurance plans (collectively, "Benefit Plans"), in substantially the same manner and at substantially the same levels as the Company makes such opportunities available to the Company's managerial or salaried executive employees.

11.           Reserved.

12.           Reserved.

13.           Termination of Employment.

(a)            Death.  If Executive dies during the Employment Period, this Agreement and Executive’s employment with the Company shall automatically terminate and the Company shall have no further obligations to Executive or his heirs, administrators or executors with respect to compensation and benefits accruing thereafter, except for the obligation to pay to Executive’s heirs, administrators or executors any earned but unpaid Base Salary and vacation pay, unpaid pro rata annual bonus through the date of death and reimbursement of any and all reasonable expenses paid or incurred by Executive in connection with and related to the performance of his duties and responsibilities for the Company during the period ending on the termination date. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

(b)           Disability.  In the event that, during the term of this Agreement Executive shall be prevented from performing his duties and responsibilities hereunder to the full extent required by the Company by reason of Disability (as defined below), this Agreement and Executive’s employment with the Company shall automatically terminate and the Company shall have no further obligations or liability to Executive or his heirs, administrators or executors with respect to compensation and benefits accruing thereafter, except for the obligation to pay Executive or his heirs, administrators or executors any earned but unpaid Base Salary, unpaid pro rata annual bonus and unused vacation days accrued through Executive’s last date of Employment with the Company and reimbursement of any and all reasonable expenses paid or incurred by Executive in connection with and related to the performance of his duties and responsibilities for the Company during the period ending on the termination date. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions through the last date of Executive’s employment with the Company. For purposes of this Agreement, “Disability” shall mean a physical or mental disability that prevents the performance by Executive, with or without reasonable accommodation, of his duties and responsibilities hereunder for a period of not less than an aggregate of three (3) months during any twelve (12) consecutive months.

(c)           Cause.

(1)           At any time during the Employment Period, the Company may terminate this Agreement and Executive’s employment hereunder for Cause. For purposes of this Agreement, “Cause” shall mean: (a) the willful and continued failure of Executive to perform substantially his duties and responsibilities for the Company (other than any such failure resulting from Executive’s death or Disability) after a written demand by the Board of Directors or Subscriber Representative (as defined in this Section 13(c)(1)) for substantial performance is delivered to Executive, which specifically identifies the manner in which the Board of Directors or Subscriber Representative, as applicable, believes that Executive has not substantially performed his duties and responsibilities, which willful and continued failure is not cured by Executive within five (5) days of his receipt of such written demand; (b) the conviction of, or plea of guilty or nolo contendere to, a felony, (c), violation of Sections 14 or 15 of this Agreement,   (d) fraud, dishonesty or gross misconduct which is materially and demonstratively injurious to the Company, (e) expenditures in excess of pre-approved budgeted amounts without written approval of the Board of Directors, (f) increases in Executive’s compensation, including but not limited to Base Salary, Bonuses and Equity Awards, without prior written approval of the Subscriber Representative, (g) failure to appoint a majority of Independent Directors (as defined in this Section 13(c)(1)) to the Board of Directors within forty-five (45) days of the Effective Date or (h) failure to maintain a majority of Independent Directors throughout the term of this Agreement. Termination under clauses (b), (c), (d), (e), (f),(g) or (h) of this Section 13(c)(1) shall not be subject to cure.

For the purpose of this Agreement:

“Independent Director” means director who is not an affiliate of the Executive or Gelvin Stevenson.

“Subscriber Representative” means David Rector or his designee.

(2)           Upon termination of this Agreement for Cause, the Company shall have no further obligations or liability to Executive or his heirs, administrators or executors with respect to compensation and benefits thereafter, except for the obligation to pay Executive any earned but unpaid Base Salary and vacation pay, and reimbursement of any and all reasonable expenses paid or incurred by Executive in connection with and related to the performance of his duties and responsibilities for the Company during the period ending on the termination date. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

 (d)           Good Reason.

(1)           At any time during the term of this Agreement,  Executive may terminate this Agreement and Executive’s employment with the Company for “Good Reason.” For purposes of this Agreement, “Good Reason” shall mean the material breach by the Company of this Agreement.

(2)           Executive shall not be entitled to terminate this Agreement for Good Reason unless and until he shall have delivered written notice to the Company of his intention to terminate this Agreement and his employment with the Company for Good Reason, which notice specifies in reasonable detail the circumstances claimed to provide the basis for such termination for Good Reason, and the Company shall not have eliminated the circumstances constituting Good Reason within sixty (60) days of its receipt from Executive of such written notice.

(3)           In the event that Executive terminates this Agreement and his employment with the Company for Good Reason, the Company shall pay or provide to Executive (or, following his death, to Executive’s heirs, administrators or executors): (A) any earned but unpaid Base Salary, unpaid pro rata annual bonus and unused vacation days accrued through Executive’s last day of employment with the Company; (B) reimbursement of any and all reasonable expenses paid or incurred by Executive in accordance with Section 9 in connection with and related to the performance of his duties and responsibilities for the Company during the period ending on the termination date; and (C) the Base Salary, as in effect immediately prior to Executive’s termination hereunder, and any bonuses earned, during the remainder of the Employment Period. All payments due hereunder shall be payable according to the Company’s standard payroll procedures. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

(e)           Without “Good Reason” by Executive.  At any time during the term of this Agreement, Executive shall be entitled to terminate this Agreement and Executive’s employment with the Company without Good Reason by providing prior written notice of at least  sixty (60) days to the Company.  Upon termination by Executive of this Agreement or Executive’s employment with the Company without Good Reason, the Company shall have no further obligations or liability to Executive or his heirs, administrators or executors with respect to compensation and benefits thereafter, except for the obligation to pay Executive any earned but unpaid Base Salary, unused vacation days accrued through Executive’s last day of employment with the Company and reimbursement of any and all reasonable expenses paid or incurred by Executive in connection with and related to the performance of his duties and responsibilities for the Company during the period ending on the termination date. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

14.	Confidential Information.

(a)           Disclosure of Confidential Information. Executive recognizes, acknowledges and agrees that he has had and will continue to have access to secret and confidential information regarding the Company, its subsidiaries and their respective businesses (“Confidential Information”), including but not limited to, its products, methods, formulas, patents, sources of supply, customer dealings, data, know-how, trade secrets and business plans, provided such information is not in or does not hereafter become part of the public domain, or become known to others through no fault of Executive.  Executive acknowledges that such information is of great value to the Company, is the sole property of the Company, and has been and will be acquired by him in confidence.  In consideration of the obligations undertaken by the Company herein, Executive will not, at any time, during or after his employment hereunder, reveal, divulge or make known to any person, any information acquired by Executive during the course of his employment, which is treated as confidential by the Company, and not otherwise in the public domain. The provisions of this Section 14 shall survive the termination of Executive’s employment hereunder.

(b)           Executive affirms that he does not possess and will not rely upon the protected trade secrets or confidential or proprietary information of any prior employer(s) in providing services to the Company or its subsidiaries.

(c)           In the event that Executive’s employment with the Company terminates for any reason, Executive shall deliver forthwith to the Company any and all originals and copies, including those in electronic or digital formats, of Confidential Information.

15.	Non-Competition and Non-Solicitation.

(a)           Executive agrees and acknowledges that the Confidential Information that Executive has already received and will receive is valuable to the Company and that its protection and maintenance constitutes a legitimate business interest of the Company, to be protected by the non-competition restrictions set forth herein. Executive agrees and acknowledges that the non-competition restrictions set forth herein are reasonable and necessary and do not impose undue hardship or burdens on Executive. Executive also acknowledges that the products and services developed or provided by the Company, its affiliates and/or its clients or customers are or are intended to be sold, provided, licensed and/or distributed to customers and clients in and throughout the United States (the “Territory”) (to the extent the Company comes to operate, either directly or through the engagement of a distributor or joint or co-venturer, or sell a significant amount of its products and services to customers located, in areas other than the United States during the term of the Employment Period, the definition of Territory shall be automatically expanded to cover such other areas), and that the Territory, scope of prohibited competition, and time duration set forth in the non-competition restrictions set forth below are reasonable and necessary to maintain the value of the Confidential Information of, and to protect the goodwill and other legitimate business interests of, the Company, its affiliates and/or its clients or customers.

(b)           Executive hereby agrees and covenants that he shall not, without the prior written consent of the Board, directly or indirectly, in any capacity whatsoever, including, without limitation, as an employee, employer, consultant, principal, partner, shareholder, officer, director or any other individual or representative capacity (other than a holder of less than two (2%) percent of the outstanding voting shares of any publicly held company), or whether on Executive's own behalf or on behalf of any other person or entity or otherwise howsoever, during the Employment Period and thereafter to the extent described below, within the Territory:

(1)           Engage, own, manage, operate, control, be employed by, consult for, participate in, or be connected in any manner with the ownership, management, operation or control of any business in competition with the business of the Company;

(2)           Recruit, solicit or hire, or attempt to recruit, solicit or hire, any employee, or independent contractor of the Company to leave the employment (or independent contractor relationship) thereof, whether or not any such employee or independent contractor is party to an employment agreement;

(3)           Attempt in any manner to solicit or accept from any customer of the Company, with whom the Company had significant contact during Executive’s employment by the Company (whether under this Agreement or otherwise), business of the kind or competitive with the business done by the Company with such customer or to persuade or attempt to persuade any such customer to cease to do business or to reduce the amount of business which such customer has customarily done or might do with the Company, or if any such customer elects to move its business to a person other than the Company, provide any services (of the kind or competitive with the business of the Company) for such customer, or have any discussions regarding any such service with such customer, on behalf of such other person; or

(4)           Interfere with any relationship, contractual or otherwise, between the Company and any other party, including, without limitation, any supplier, distributor, co-venturer or joint venturer of the Company to discontinue or reduce its business with the Company or otherwise interfere in any way with the business of the Company.

With respect to the activities described in Paragraphs (1), (2), (3) and (4) above, the restrictions of this Section 15(b) shall continue during the Employment Period, during the Separation Period and until two (2) months following the termination of this Agreement or of Executive’s employment with the Company (including upon expiration of this Agreement), whichever occurs later.

16.	Section 409A.

Notwithstanding anything to the contrary in this Agreement, if Executive is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and “specified employee” within the meaning of Section 409A of the Code and any final regulations and guidance promulgated thereunder (“Section 409A”) at the time of Executive’s termination, then only that portion of the severance and benefits payable to Executive pursuant to this Agreement, if any, and any other severance payments or separation benefits which may be considered deferred compensation under Section 409A (together, the “Deferred Compensation Separation Benefits”), which (when considered together) do not exceed the Section 409A Limit (as defined herein) may be made within the first six (6) months following Executive’s termination of employment in accordance with the payment schedule applicable to each payment or benefit. For these purposes, each severance payment is hereby designated as a separate payment and will not collectively be treated as a single payment.  Any portion of the Deferred Compensation Separation Benefits in excess of the Section 409A Limit otherwise due to Executive on or within the six (6) month period following Executive’s termination will accrue during such six (6) month period and will become payable in a lump sum payment on the date six (6) months and one (1) day following the date of Executive’s termination of employment.  All subsequent Deferred Compensation Separation Benefits, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if Executive dies following termination but prior to the six (6) month anniversary of Executive’s date of termination, then any payments delayed in accordance with this paragraph will be payable in a lump sum as soon as administratively practicable after the date of Executive’s death and all other Deferred Compensation Separation Benefits will be payable in accordance with the payment schedule applicable to each payment or benefit. It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. The Company and Executive agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Section 409A.

For purposes of this Agreement, “Section 409A Limit” will mean the lesser of two (2) times: (i) Executive’s annualized compensation based upon the annual rate of pay paid to Executive during the Company’s taxable year preceding the Company’s taxable year of Executive’s termination of employment as determined under Treasury Regulation 1.409A-1(b)(9)(iii)(A)(1) and any IRS guidance issued with respect thereto; or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which Executive’s employment is terminated.

17.	Miscellaneous.

(a)           Executive acknowledges that the services to be rendered by him under the provisions of this Agreement are of a special, unique and extraordinary character and that it would be difficult or impossible to replace such services.  Furthermore, the parties acknowledge that monetary damages alone would not be an adequate remedy for any breach by Executive of Section 14 or Section 15 of this Agreement. Accordingly, Executive agrees that any breach or threatened breach by him of Section 14 or Section 15 of this Agreement shall entitle the Company, in addition to all other legal remedies available to it, to apply to any court of competent jurisdiction to seek to enjoin such breach or threatened breach. The parties understand and intend that each restriction agreed to by Executive hereinabove shall be construed as separable and divisible from every other restriction, that the unenforceability of any restriction shall not limit the enforceability, in whole or in part, of any other restriction, and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more restrictive than permitted by law in the jurisdiction in which the Company seeks enforcement thereof, such restriction shall be limited to the extent permitted by law. The remedy of injunctive relief herein set forth shall be in addition to, and not in lieu of, any other rights or remedies that the Company may have at law or in equity.

(b)           Neither Executive nor the Company may assign or delegate any of their rights or duties under this Agreement without the express written consent of the other; provided, however, that the Company shall have the right to delegate its obligation of payment of all sums due to Executive hereunder, provided that such delegation shall not relieve the Company of any of its obligations hereunder.

(c)           This Agreement constitutes and embodies the full and complete understanding and agreement of the parties with respect to Executive’s employment by the Company, supersede all prior understandings and agreements, whether oral or written, between Executive and the Company, and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

(d)           This Agreement shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors, heirs, beneficiaries and permitted assigns.

(e)           The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(f)           All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, sent by registered or certified mail, return receipt requested, postage prepaid, or by reputable national overnight delivery service (e.g. Federal Express) for overnight delivery to the party at the address set forth in the preamble to this Agreement, or to such other address as either party may hereafter give the other party notice of in accordance with the provisions hereof.  Notices shall be deemed given on the sooner of the date actually received or the third business day after deposited in the mail or one business day after deposited with an overnight delivery service for overnight delivery.

(g)           This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without reference to principles of conflicts of laws and each of the parties hereto irrevocably consents to the jurisdiction and venue of the federal and state courts located in the County of New York and State of New York, New York .

(h)           This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one of the same instrument. The parties hereto have executed this Agreement as of the date set forth above.

(i)           Executive represents and warrants to the Company, that he has the full  power and authority to enter into this Agreement and to perform his obligations hereunder and that the execution and delivery of this Agreement and the performance of his obligations hereunder will not conflict with any agreement to which Executive is a party.

[Signature page follows immediately]

IN WITNESS WHEREOF, Executive and the Company have caused this Executive Employment Agreement to be executed as of the date first above written.

FUSE SCIENCE, INC. Name: Title:
By: Ezra Green Executive

Exhibit C

LOCK-UP AGREEMENT

[___], 2014

Ladies and Gentlemen:

           The undersigned is a current or former director, executive officer or beneficial owner of shares of capital stock or membership interests, or securities convertible into or exercisable or exchangeable for the capital stock or membership interests (each, a “Company Security”) of Spiral Energy Tech., Inc., a Nevada corporation (the “Company”). The undersigned understands that the Company will merge or otherwise combine (the “Merger”) with and, as a result, become a partially-owned subsidiary of, Fuse Science, Inc., a publicly traded Nevada company (“Parent”), concurrently with the private placement by Parent of  $1,500,000 of Parent’s securities (the “PIPE Securities”, and the transaction, the “Funding Transaction”). The undersigned understands that the Company, Parent and the investors in the Funding Transaction will proceed with the Funding Transaction in reliance on this Letter Agreement.

1.           Lockup.  In recognition of the benefit that the Funding Transaction will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees, for the benefit of the Company, Parent, and each investor in the Funding Transaction, that, during the period beginning on the closing date of the Merger (the “Closing Date”) and ending twelve (12) months after the Closing Date (the “Lockup Period”), the undersigned will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), any securities of Parent (each, a “Parent Security”), beneficially owned, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the undersigned on the date hereof or hereafter acquired or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Parent Security, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Parent Security (each of the foregoing, a “Prohibited Sale”).  This Letter Agreement shall apply to all Parent Securities owed by the undersigned including Parent Securities issued to the undersigned in connection with the Merger.

2.    Permitted Transfers. Notwithstanding the foregoing, the undersigned (and any transferee of the undersigned) may transfer any shares of a Parent Security: (i) as a bona fide gift or gifts, provided that prior to such transfer the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or (iv) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that prior to such transfer the transferee executes an agreement stating that the transferee is receiving and holding Parent Security subject to the provisions of this agreement. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, the foregoing shall not prohibit privately negotiated transactions, provided the transferees agree, in writing, to be bound to the terms of this Letter Agreement for the balance of the Lockup Period.

3.           Lockup Legend.  Any Parent Security of the undersigned shall contain a restrictive “lock-up” legend governed by the terms of this Letter Agreement.

4.           Governing Law.  This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

5.           Miscellaneous.  This Letter Agreement will become a binding agreement among the undersigned as of the date hereof.  In the event that no closing of the Merger or the Funding Transaction occurs, this Letter Agreement shall be null and void. This Letter Agreement (and the agreements reflected herein) shall terminate at the earlier of (i) the mutual agreement of Parent, the holders of a majority of PIPE Securities issued in the Funding Transaction and (iii) the undersigned or (ii) upon the expiration date of the Lockup Period. This Letter Agreement may be duly executed by facsimile and in any number of counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument. Signature pages from separate identical counterparts may be combined with the same effect as if the parties signing such signature page had signed the same counterpart. This Letter Agreement may be modified or waived only by a separate writing signed by each of the parties hereto expressly so modifying or waiving such agreement.

[SIGNATURE PAGES FOLLOW]

Very truly yours,

Number of shares of Common Stock owned:

Certificate Numbers: _____________________________

Accepted and Agreed to:

Fuse Science, Inc.

By:
     Name:
     Title:

Spiral Energy Tech, Inc.

By:
     Name:
     Title:

Exhibit D

LOCK-UP AGREEMENT

[___], 2014

Ladies and Gentlemen:

           The undersigned is a current or former director, executive officer or beneficial owner of shares of capital stock or membership interests, or securities convertible into or exercisable or exchangeable for the capital stock or membership interests of Fuse Science, Inc. (“Parent”) which the undersigned understands will acquire through merger or other combination (the “Merger”) a majority intersest in Spiral Energy Tech, Inc., a Nevada corporation (the “Company”). Concurrently with te consummation of the Merger, the Parent shall conduct aprivate placement of  $1,500,000 of securities (the “PIPE Securtities”, and the transaction, the “Funding Transaction”). The undersigned understands that the Company, Parent and the investors in the Funding Transaction will proceed with the Funding Transaction in reliance on this Letter Agreement.

1.           Lockup.  In recognition of the benefit that the Funding Transaction will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees, for the benefit of the Company, Parent, and each investor in the Funding Transaction, that, during the period beginning on the closing date of the Merger (the “Closing Date”) and ending twelve (12) months after the Closing Date (the “Lockup Period”), the undersigned will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), any securities of Parent (each, a “Parent Security”), beneficially owned, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the undersigned on the date hereof or hereafter acquired or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Parent Security, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Parent Security (each of the foregoing, a “Prohibited Sale”).

2.           Leak Out Provision.  Notwithstanding the restrictions in Section 1 herein, beginning on the six (6) month anniversary of this Letter Agreement and continuing until the expiration of the Lockup Period, the undersigned may sell, on any trading day, Parent Securities in an amount equal to up to 10% of the average daily volume of the Parent’s common stock on the date of such proposed sale.

3.           Permitted Transfers. Notwithstanding the foregoing, the undersigned (and any transferee of the undersigned) may transfer any shares of a Parent Security: (i) as a bona fide gift or gifts, provided that prior to such transfer the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or (iv) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that prior to such transfer the transferee executes an agreement stating that the transferee is receiving and holding Parent Security subject to the provisions of this agreement. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, the foregoing shall not prohibit privately negotiated transactions, provided the transferees agree, in writing, to be bound to the terms of this Letter Agreement for the balance of the Lockup Period.

4.           Opinion of Counsel.  Any Parent Security of the undersigned shall contain a restrictive “lock-up” legend governed by the terms of this Letter Agreement.

5.           Governing Law.  This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

6.           Miscellaneous.  This Letter Agreement will become a binding agreement among the undersigned as of the date hereof.  In the event that no closing of the Merger or the Funding Transaction occurs, this Letter Agreement shall be null and void. This Letter Agreement (and the agreements reflected herein) shall terminate at the earlier of (i) the mutual agreement of Parent, the holders of a majority of PIPE Securities issued in the Funding Transaction and (iii) the undersigned or (ii) upon the expiration date of the Lockup Period. This Letter Agreement may be duly executed by facsimile and in any number of counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument. Signature pages from separate identical counterparts may be combined with the same effect as if the parties signing such signature page had signed the same counterpart. This Letter Agreement may be modified or waived only by a separate writing signed by each of the parties hereto expressly so modifying or waiving such agreement.

[SIGNATURE PAGES FOLLOW]

Very truly yours,

Number of shares of Common Stock owned:

Certificate Numbers: _____________________________

Accepted and Agreed to:

Fuse Science, Inc.

By:
     Name:
     Title:

Spiral Energy Tech, Inc.

By:
     Name:
     Title:

Exhibit E

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (the “Agreement”) is entered into as of the 1st day of October 2014 (the “Effective Date”) by and between, Brian Tuffin (“Tuffin”) and Fuse Science, Inc., a Nevada corporation (the “Company”).

WHEREAS, Tuffin is employed as the Chief Executive Officer, Acting Chief Financial Officer and a Director of the Company; and

WHEREAS, the Company and Tuffin desire to enter into this Agreement providing for Tuffin’s amicable resignation from the Company’s employment, and to provide for a payment to Tuffin for continued services as a consultant following termination in order to assure a smooth transition.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1.           Termination Date.  Tuffin acknowledges that his last day of employment with the Company will be the Effective Date, or such other later date mutually agreed upon between the Company and Tuffin (the “Termination Date”). Tuffin will also resign as an officer (subject to the continuing service as the principal executive officer and principal accounting officer of the

Company as described below for the period through the filing date of the Company’s Annual Report on Form 10K for the current fiscal year for which Tuffin shall execute such Annual Report as the Company’s Principal Executive Officer and Principal Financial and Accounting Officer, including all certifications thereon) and a member of the Board of Directors of the Company or any of the Company’s subsidiaries (the “Subsidiaries”), effective as of the Termination Date.  Tuffin further understands and agrees that, as of the Termination Date, he will be no longer authorized to conduct any business on behalf of the Company as an executive or to hold himself out as an officer of the Company or the Subsidiaries, except as otherwise provided herein.  Any and all positions and/or titles held by Tuffin with the Company or any Subsidiaries of the Company will be deemed to have been resigned as of the Termination Date, except as otherwise provided herein.

2.           Severance Payment.  (a)          Provided that Tuffin: (A) continues to perform the services to the Company heretofore provided; (B) continues as an officer (Principal Executive and Principal Accounting Officer) through the filing of the Annual Report on Form 10-K of the Company for the fiscal year ended September 30, 2014 (the “10K”) including execution of all certifications thereon; and (C) causes to be timely prepared and filed all SEC filings and reports including such officer and director certifications thereon customarily provided including, without limitation the 10-K (as such due dates may be extended in accordance with applicable law, rules and regulations), the Company shall pay or provide to Tuffin the following benefits (as his sole compensation therefore and from the Company), which shall be paid from the escrow account for the Company held at Signature Bank:

(i)           $15,000 on the Termination Date (the “Initial Payment”);

(ii)           $75,000, the (“Escrowed Payment”) which shall be payable to Tuffin pursuant to the terms of the Escrow Agreement (as defined below).

(b)           on the Termination Date, the Company shall issue to Tuffin, a restricted stock grant equal to 4,250,000 shares of the Company’s common stock, under the Company’s newly adopted 2014 Equity Incentive Plan (the “Restricted Stock Grant”).

(c)           the Escrowed Payment shall be paid into, and the Restricted Stock Grant shall be delivered to, a third party escrow account, pursuant to the terms of the Escrow Agreement, attached hereto as Exhibit A (the “Escrow Agreement”), and shall be held and released in accordance with the terms contained therein.

Tuffin shall be responsible for the payment of all payroll taxes, Medicare and other taxes, and shall indemnify the Company with respect to the payment of all such amounts.  Except as otherwise set forth herein, Tuffin will not be entitled to payment of any bonus, vacation or other incentive compensation.  Additionally, in connection with the foregoing, Tuffin represents and warrants that Tuffin is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, and Tuffin is able to bear the economic risk of an investment in the Restricted Stock Grant. Tuffin understands that the Restricted Stock Grant shall be considered by the parties to be restricted shares for so long as the shares remain in escrow pursuant to the Escrow Agreement, provided, however, that such determination has been made and shall be the responsibility of Tuffin in consultation with his own tax advisor and the Company agrees it shall not take a contrary position unless the Company is required to do so under applicable tax, accounting or legal rules or regulations.  Any tax, penalties or interest as a result thereof shall be the sole responsibility of Tuffin who agrees to indemnify and hold harmless the Company with respect thereto

3.           Consulting Services.   During the period following the Termination Date Tuffin agrees that he shall provide general business and consulting services to the Company to assist in all transitional needs and activities of the Company upon the request of the Company in support of management of the Company and the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 for which Tuffin shall execute such Annual Report as the Company’s Principal Executive Officer and Principal Financial and Accounting Officer, including all certifications thereon.  In addition, Tuffin will be primarily responsible for advising the Company  with respect to its ongoing business of the development and commercialization of proprietary transdermal and sublingual delivery technology.

4.           Tuffin’s Release.  In consideration for the payments and benefits described above and for other good and valuable consideration, Tuffin hereby releases and forever discharges the Company and its Subsidiaries, as well as its affiliates and all of their respective directors, officers, employees, members, agents, and attorneys, of and from any and all manner of actions and causes of action, suits, debts, claims, and demands whatsoever, in law or equity, known or unknown, asserted or unasserted, which he ever had, now has, or hereafter may have on account of his employment with the Company, the termination of his employment with the Company, and/or any other fact, matter, incident, claim, injury, event, circumstance, happening, occurrence, and/or thing of any kind or nature which arose or occurred prior to the date when he executes this Agreement, including, but not limited to, any and all claims for wrongful termination; breach of any implied or express employment contract; unpaid compensation of any kind;  breach of any fiduciary duty and/or duty of loyalty; breach of any implied covenant of good faith and fair dealing; negligent or intentional infliction of emotional distress; defamation; fraud; unlawful discrimination, harassment; or retaliation based upon age, race, sex, gender, sexual orientation, marital status, religion, national origin, medical condition, disability, handicap, or otherwise; any and all claims arising under arising under Title VII of the Civil Rights Act of 1964, as amended (“Title VII”); the Equal Pay Act of 1963, as amended (“EPA”); the Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the Americans with Disabilities Act of 1990, as amended (“ADA”); the Family and Medical Leave Act, as amended (“FMLA”); the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); the Sarbanes-Oxley Act of 2002, as amended (“SOX”); the Worker Adjustment and Retraining Notification Act of 1988, as amended (“WARN”); and/or any other federal, state, or local law(s) or regulation(s); any and all claims for damages of any nature, including compensatory, general, special, or punitive; and any and all claims for costs, fees, or other expenses, including attorneys' fees, incurred in any of these matters (the “Release”).  The Company acknowledges, however, that Tuffin does not release or waive any rights to contribution or indemnity under this Agreement to which he may otherwise be entitled.  The Company also acknowledges that Tuffin does not release or waive any claims, and that he retains any rights he may have, to any vested 401(k) monies (if any) or benefits (if any), or any other benefit entitlement that is vested as of the Termination Date pursuant to the terms of any Company-sponsored benefit plan governed by ERISA.  Nothing contained herein shall release the Company from its obligations set forth in this Agreement.

5.           Company Release.  In exchange for the consideration provided for in this Agreement,   the Company irrevocably and unconditionally releases Tuffin of and from all claims, demands, causes of actions, fees and liabilities of any kind whatsoever, which it had, now has or may have against Tuffin, as of the date of this Agreement, by reason of any actual or alleged act, omission, transaction, practice, conduct, statement, occurrence, or any other matter, within the reasonable scope of Tuffin’s employment.  The Company represents that, as of the date of this Agreement, there are no known claims relating to Tuffin.  The Company agrees to indemnify Tuffin against any future claims to the extent permitted under the Company’s bylaws.  Notwithstanding the foregoing, this release does not include any fraud, gross negligence, material misrepresentation or the Company’s right to enforce the terms of this Agreement.

6.           Confidential Information.  Tuffin understands and acknowledges that during the course of his employment by the Company and during the Term of this Agreement, he had access to Confidential Information (as defined below) of the Company.  Tuffin agrees that, at no time during the Term or a period of two (2) years immediately after the Term, will Tuffin (a) use Confidential Information for any purpose other than in connection with services provided under this Agreement or (b) disclose Confidential Information to any person or entity other than to the Company or persons or entities to whom disclosure has been authorized by the Company. As used herein, "Confidential Information" means all information of a technical or business nature relating to the Company or its affiliates, including, without limitation, trade secrets, inventions, drawings, file data, documentation, diagrams, specifications, know-how, processes, formulae, models, test results, marketing techniques and materials, marketing and development plans, price lists, pricing policies, business plans, information relating to customer or supplier identities, characteristics and agreements, financial information and projections, flow charts, software in various stages of development, source codes, object codes, research and development procedures and employee files and information; provided, however, that "Confidential Information" shall not include any information that (i) has entered the public domain through no action or failure to act of Tuffin; (ii) was already lawfully in Tuffin's possession without any obligation of confidentiality; (iii) subsequent to disclosure hereunder is obtained by Tuffin on a non-confidential basis from a third party who has the right to disclose such information to Tuffin; or (iv) is ordered to be or otherwise required to be disclosed by Tuffin by a court of law or other governmental body; provided, however, that the Company is notified of such order or requirement and given a reasonable opportunity to intervene.

7.           Applicable Law and Dispute Resolution. Except as to matters preempted by ERISA or other laws of the United States of America, this Agreement shall be interpreted solely pursuant to the laws of the State of New York, exclusive of its conflicts of laws principles.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York, for the purposes of any suit, action, or other proceeding arising out of this Agreement or any transaction contemplated hereby.

8.           Entire Agreement. This Agreement may not be changed or altered, except by a writing signed by both parties. Until such time as this Agreement has been executed and subscribed by both parties hereto: (i) its terms and conditions and any discussions relating thereto, without any exception whatsoever, shall not be binding nor enforceable for any purpose upon any party; and (ii) no provision contained herein shall be construed as an inducement to act or to withhold an action, or be relied upon as such.  This Agreement constitutes an integrated, written contract, expressing the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, between the parties.

9.           Assignment.  Tuffin has not assigned or transferred any claim he is releasing, nor has he purported to do so.  If any provision in this Agreement is found to be unenforceable, all other provisions will remain fully enforceable. This Agreement binds Tuffin’s heirs, administrators, representatives, executors, successors, and assigns, and will insure to the benefit of all Released Parties and their respective heirs, administrators, representatives, executors, successors, and assigns.

10.           Acknowledgement. Tuffin acknowledges that he: (a) has carefully read this Agreement in its entirety; (b) has been advised to consult and has been provided with an opportunity to consult with legal counsel of his choosing in connection with this Agreement; (c) fully understands the significance of all of the terms and conditions of this Agreement and has discussed them with his independent legal counsel or has been provided with a reasonable opportunity to do so; (d) has had answered to his satisfaction any questions asked with regard to the meaning and significance of any of the provisions of this Agreement; (e) is signing this Agreement voluntarily and of his own free will and agrees to abide by all the terms and conditions contained herein; and (f) following his execution of this Agreement, he has seven (7) days in which to revoke his release and that, if he chooses not to so revoke, this Agreement shall become effective and enforceable on the eighth (8th) day following his execution of this Agreement (the “Effective Date”).  To revoke the Release, Tuffin understands that he must give a written revocation to the Company, within the seven (7)-day period following the date of execution of this Agreement.  If the last day of the revocation period is a Saturday, Sunday, or legal holiday in the State of Nevada, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday or legal holiday.  If Tuffin revokes the Release, this Agreement will not become effective or enforceable and Tuffin acknowledges and agrees that he will not be entitled to any benefits hereunder, including in Section 2.

11.           Notices.                      For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be delivered (i) personally, (ii) by first class mail, certified, return receipt requested, postage prepaid, (iii) by overnight courier, with acknowledged receipt, or (iv) by facsimile transmission followed by delivery by first class mail or by overnight courier, in the manner provided for in this Section, and properly addressed as follows:

If to the Company:	Fuse Science, Inc.
[_____]
Fax:

If to Tuffin:	Mr. Brian Tuffin
505 Enclave Circle E
Pembroke Pines, Florida 33027

12.           Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

13.           Counsel Representation.   The Parties hereto further agree that this Agreement has been carefully read and fully understood by them.  Each Party hereby represents, warrants, and agrees that he was represented by counsel in connection with the Agreement, has had the opportunity to consult with counsel about the Agreement, has carefully read and considered the terms of this Agreement, and fully understands the same.  Tuffin represents, warrants and acknowledges that he has retained independent counsel and that counsel to the Company does not represent Tuffin.

IN WITNESS HEREOF, the parties hereby enter into this Agreement and affix their signatures as of the date first above written.

FUSE SCIENCE, INC.

By:
Name:
Title:

Brian Tuffin